UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 27, 2020

 IEH Corporation

(Exact Name of Registrant as Specified in Charter)

New York	0-5278	13-5549348
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 58th Street, Suite 8E
Brooklyn, New York 11220

(Address of Principal Executive Offices, and Zip Code)

(718) 492-4440

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	IEHC	OTC QX Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Employment Agreement with William H. Craig

On August 27, 2020, the Company appointed William H. Craig as its new Chief Financial Officer and Treasurer. His appointment becomes effective on the next business day following the Company filing its Annual Report on Form 10-K for the fiscal year ended March 31, 2020 with the U.S. Securities and Exchange Commission and upon the official retirement date of the current Chief Financial Officer and Treasurer, Robert Knoth.

The Company entered into an employment agreement, dated as of August 27, 2020, with Mr. Craig, the terms and conditions of which are described in Item 5.02 of this Current Report on Form 8-K

Item 3.02	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of the Current Report on Form 8-K, the information required to be disclosed in this Item 3.02 concerning the grant of stock options to William H. Craig is incorporated herein by reference from Item 5.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On August 27, 2020, the Company appointed William H. Craig as its new Chief Financial Officer and Treasurer. His appointment becomes effective on the next business day following the Company filing its Annual Report on Form 10-K for the fiscal year ended March 31, 2020 with the U.S. Securities and Exchange Commission and upon the official retirement date of the current Chief Financial Officer and Treasurer, Robert Knoth.

There are no family relationships between Mr. Craig and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. No information is required to be disclosed with respect to Mr. Craig pursuant to Item 404(a) of Regulation S-K other than with respect to his employment agreement with the Company, which is summarized below.

Biographical Information.

Mr. Craig was named Chief Financial Officer and Treasurer of the Company on August 27, 2020. From March 2012 to March 2020, Mr. Craig served as Chief Executive Officer and Chief Financial Officer of Tarantin Industries, Inc., a family owned industrial distributor based in Freehold, NJ with operations in the eastern third of the U.S. From October 2007 to September 2011, Mr. Craig served as Chief Financial Officer of Fifth Street Capital, Inc., an externally managed closed end non-diversified Regulated Investment Company operating as a Business Development Company and based in White Plains, NY. From March 2005 to September 2007, he was the executive Vice President and Chief Financial Officer of Vital Signs, Inc., a medical device manufacturer based in the United States with global operations. Vital Signs, headquartered in Totowa, NJ, is a NASDAQ listed company (VITL). From 1999 to 2004, Mr. Craig served as the Executive Vice President of Finance and Administration and Chief Financial Officer of Matheson Tri- Gas, Inc., an industrial specialty gas company with global operations including 20 significant plants in the U.S., nearly 100 retail outlets and production/marketing joint ventures in Europe and Asia. From 1997 to 1999, he served as Executive Vice President and Chief Financial Officer of Empire of Carolina, an AMEX-listed consumer products company.

Mr. Craig is a Certified Public Accountant, a Chartered Global Management Account, Accredited in Business Valuation, and Certified in Financial Forensics. Mr. Craig received a Bachelor of Arts degree in biology, cum laude, from Wake Forest University and a Masters of Business Administration in Accounting and Finance from Texas A&M University.

Employment Agreement

On August 27, 2020, the Company entered into an employment agreement with Mr. Craig, the terms of which are summarized below. The following description of the employment agreement is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

• From June 24, 2020 to the Effective Date, Mr. Craig was engaged by the Company as a consultant. Under the employment agreement, Mr. Craig will receive a base salary of $225,000 per annum.

• Mr. Craig may receive cash bonuses in the sole discretion of the Compensation Committee of the Board of Directors for each fiscal year of employment and based on performance targets and other key objectives established by the Compensation Committee.

• In the event of the termination of employment by us without “cause” or by Mr. Craig for “good reason”, he would be entitled to: (a) a severance payment of 12 months of base salary; (b) continued participation in our health and welfare plans for a period not to exceed 12 months from the termination date; and (c) all compensation accrued but not paid as of the termination date. In the event of the termination of his employment due to disability or death, Mr. Craig or his estate, as the case may be, would be entitled to receive all compensation accrued but not paid as of the termination date and continued participation in our health and welfare plans for a period not to exceed 12 months from the termination date. If Mr. Craig’s employment is terminated by us for “cause” or by his without “good reason,” he is not entitled to any additional compensation or benefits other than his accrued and unpaid compensation. Upon termination of his employment on or after the expiration date, other than for cause, Mr. Craig will be entitled to the severance payment.

• Mr. Craig will receive the following payments and/or benefits in the event that his employment is terminated in connection with a change of control of the Company: (i) accrued compensation; (ii) continuation benefits; and (iii) a lump sum payment equal to 100% of his base salary in lieu of a severance payment. If the payments due in the event of a change in control would constitute an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the aggregate of such credits or payments under the employment agreement and other agreements shall be reduced to the largest amount as will result in no portion of such aggregate payments being subject to the excise tax imposed by Section 4999 of the Code.

• Pursuant to the employment agreement, Mr. Craig is subject to customary confidentiality and non-compete obligations that survive the termination of such agreement.

Item 8.01	Other Events.

On August 27, 2020, the Company issued a press release regarding the matters described in this Current Report on Form 8-K, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

	Exhibit Number	Exhibit Title or Description
(d)
	10.1	Employment Agreement with William H. Craig

	99.1	Press Release of IEH Corporation

On August 27, 2020, the Company issued a press release regarding the matters described in this Current Report on Form 8-K, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

IEH Corporation

By: /s/ Robert Knoth
Name: Robert Knoth
Title: Chief Financial Officer

 Date:   August 27, 2020